UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

March 23, 2015

HempAmericana, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55266	46-4816984
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

78 Reade Street Suite 4FW New York, NY 10007

(Address of principal executive offices)

212-349-7068

(Registrant's telephone number, including area code)

N/A

(Former Name or former address if changed from last report.)

Copies to:

ETN Services LLC.

780 Reservoir Avenue, #123,

Cranston, R.I.  02910

Tel: (401)-641-0405

Fax: (401)-633-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

FORWARD-LOOKING STATEMENTS

The statements contained in this Current Report on Form 8-K that are not historical fact are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995), within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The forward-looking statements contained herein are based on current expectations and interpretations that involve a number of risks and uncertainties. These statements can be identified by, but are not limited to, the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” or “anticipates,” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties.

Item 1.01 Entry into a Material Definitive AGreement

On March 23, 2015 HempAmericana, Inc. entered into an Agreement for Services “the Agreement,” with Isaac Katan. This agreement states that Isaac Katan shall provide an introduction for HempAmericana, Inc. to Israeli Universities that specialize in Medical Marijuana research. This is to include, but shall not strictly be limited to, Tikun Olam Medical Cannadin. Isaac Katan is a prominent real estate investor and entrepreneur who has been involved in numerous multi-million dollar high profile deals. In exchange for the services provided by Isaac Katan, HempAmericana agrees to provide One Million Shares of HempAmericana stock to Isaac Katan every year for a total of three years. This will reach a total of Three Million Shares at the conclusion of the agreement.

Item 9.01 Financial Statements and Exhibits.

  None
  Exhibits
NUMBER	EXHIBIT
10.1	Agreement for Services., dated March 23, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2015

HempAmericana, Inc.

By: /s/Salvador Rosillo

—————————————

Name: Salvador Rosillo

Title:   President, CEO

2